Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Evans Brewing Company Inc.:

We consent to the inclusion in the foregoing Registration Statement on Form S-4 Amendment No.3 of our report dated April 9, 2015 relating to our audit of the balance sheet of Evans Brewing Company, Inc. as of December 31, 2014, and the related statement of operation, change in stockholders' deficit, and cash flow for the year ended. Our report dated April 9, 2015, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

Bayhawk Ales, Inc.:

We consent to the inclusion in the foregoing Registration Statement on Form S-4 Amendment No.3 of our report dated April 30, 2015 relating to our audits of the balance sheets of Bayhawk Ales, Inc. as of December 31, 2014 and 2013, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2014 and 2013.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

June 19, 2015